Exhibit 99.2

Third Quarter 2008 Earnings Conference Call November 7, 2008 CB Richard Ellis Group, Inc.

CB Richard Ellis | Page 2 Forward Looking Statements This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our momentum in and possible scenarios for 2008 and 2009, future operations, expenses, financial performance, performance under our credit facilities, and the success and impact of future securities offerings. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our current annual report on Form 10-K and our current quarterly report on Form 10-Q, in particular any discussion of Risk Factors, which are filed with the SEC and available at the SEC’s website (http://www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

CB Richard Ellis | Page 3 Conference Call Participants Brett White President & Chief Executive Officer Kenneth J. Kay Senior Executive Vice President & Chief Financial Officer Nick Kormeluk Senior Vice President, Investor Relations

CB Richard Ellis | Page 4 Business Overview Third quarter performance was respectable despite challenging market environment Market conditions remain weak – although generally in-line with our view on how things would progress after the Q2 call Highlights: • Outsourcing up 30% in Q3 • Market share gains – US investment sales share increased to 17.2% YTD • Achieved $190 million in run rate expense savings to benefit full year 2009 • Margins improved from 1st half – 12.2% normalized EBITDA in Q3 Challenges: • Worldwide global capital markets remain soft • Leasing resilient, although impacted by weaker economies around the globe • Global Investment Management & Development Services gains deferred due to tougher sales environment

Q3 CBRE Wins



CONNECTICUT
Avalon Walk
- CBRE arranged the sale of a premier luxury apartment community of 764 units for $124 million.
- CBRE sourced long term financing of $95 million through FNMA.



UNITED KINGDOM
AXA REIM, BP, Morley
- CBRE advised on the sale of three designer retail outlet centers comprising 782,500 SF for $644 million.
- This was the largest single retail investment deal in the UK in 2008.



AUSTRALIA
Toll Logistics
- CBRE negotiated the largest industrial lease in Melbourne's northern suburbs this year.
- Toll Logistics committed to 239,000 SF and will anchor a new development designed for logistics operators.



BELGIUM
Robelco
- CBRE advised on the sale of Airport Plaza in Brussels to a fund sponsored by CBRE Investors.
- Sold for $122 million, the business park will comprise seven office buildings, constructed in two phases.



POLAND
GE Real Estate
- CBRE arranged the sale of a 398,250 SF shopping center in Katowice, Poland.
- At a sales price of $130 million, the transaction was the most significant retail investment in Poland in 2008.



RUSSIA
Ivanhoe Cambridge and Europolis JV
- CBRE advised on the acquisition of Vremena Goda shopping center in Moscow for approximately $500 million.
- CBRE was also appointed to manage the 322,920 SF center, which accommodates 150 retailers.



INDIA
Dow Chemical
- CBRE represented Dow Chemical in a 21,000 SF office lease in Mumbai.



AUSTIN
Equity Residential Property Trust
- CBRE represented the client in the $270 million sale of a portfolio of prime multi-family assets in Austin, TX.
- CBRE also arranged financing of $205 million through FNMA.

CB Richard Ellis | Page 5

CB Richard Ellis | Page 6 US Market Statistics 7.6% 9.6% 12.6% 4Q06 24.5 205.9 81.6 2006 5.6 -2.4 15.1 10.0% 9.8% 8.7% Retail -46.8 -8.2 170.2 11.1% 10.7% 9.5% Industrial 16.8 9.5 55.8 13.8% 13.4% 12.6% Office 2008 F 3Q08 2007 4Q08 F 3Q08 4Q07 US Absorption Trends (in millions of square feet) US Vacancy Source: TWR Outlooks Winter 2009 Cap Rates Remain Steady At Lower Volumes Cap Rate Growth1 3Q07 4Q07 3Q08 2008 / 2009 F Office Volume ($B) 39.4 26.8 13.9 Cap Rate 6.5% 6.5% 7.0% +120 to 200 bps Industrial Volume ($B) 13.1 10 4.5 Cap Rate 6.9% 7.2% 7.3% +80 to 180 bps Retail Volume ($B) 15 11.8 3.6 Cap Rate 6.6% 6.7% 6.8% +90 to 190 bps Source: RCA October 2008 1. TWR estimates

CB Richard Ellis | Page 7 Sales and Leasing Revenue - Americas $778.0 $427.3 YTD Q3 $265.5 $137.9 Third Quarter $844.0 $809.5 $305.6 $284.3 ($ in millions) Sales Leasing (45%) (4%) (48%) (7%) 2007 2008

CB Richard Ellis | Page 8 $284.8 $290.7 Sales and Leasing Revenue – EMEA $299.4 $195.0 YTD Q3 $106.5 $65.3 Third Quarter $109.4 $96.3 ($ in millions) Sales Leasing (35%) 2% (39%) (12%) 2007 2008

CB Richard Ellis | Page 9 Sales and Leasing Revenue – Asia Pacific $112.5 $82.4 YTD Q3 $47.5 $23.8 Third Quarter $124.7 $166.3 $44.8 $55.5 ($ in millions) Sales Leasing (27%) (50%) 33% 24% 2007 2008

CB Richard Ellis | Page 10 Q3 2008 Performance Overview $96 million or 38% lower than prior year quarter $159 million Normalized EBITDA3 $92 million or 38% lower than prior year quarter $148 million EBITDA Decreased 60% as compared to $0.48 EPS for prior year quarter Decreased 51% as compared to $0.55 EPS for prior year quarter GAAP $0.19 Adjusted $0.27 EPS2 $75 million or 65% lower than prior year quarter $74 million or 57% lower than prior year quarter GAAP $40.4 million Adjusted $56.1 million Net Income $192 million or 13% lower than prior year quarter $1.3 billion Revenue1 1. Includes rev enue f rom discontinued operations of $1.3 million f or the three months ended September 30, 2008. 2. All EPS inf ormation is based upon diluted shares. 3. Normalized EBITDA excludes merger-related charges, integration costs related to acquisitions, sev erance and the write-down of impaired inv estments.

CB Richard Ellis | Page 11 Q3 2008 Financial Results 1. Includes activ ity reported as “discontinued operations” including $1.3 million of rev enue, $0.7 million of operating expenses, $16.5 million of minority interest expense and $32.8 million of gain on disposition of real estate. ($ in millions) 20081 2007 % Change Revenue 1,301.0 1,492.8 (13) Cost of Services 755.4 791.8 (5) Operating, Administrative & Other 421.0 468.4 (10) Merger-Related Charges - 5.1 n/a Equity (Loss) Income from Unconsolidated Subsidiaries (3.4) 6.0 (157) Minority Interest Expense 15.8 9.7 62 Gain on Disposition of Real Estate 42.6 16.1 164 EBITDA 148.0 239.9 (38) One Time Items: Integration Costs 3.3 9.6 (65) Severance 3.4 - n/a Write-down of Impaired Investments 4.1 - n/a Merger-Related Charges - 5.1 n/a Normalized EBITDA 158.8 254.6 (38) Normalized EBITDA Margin 12.2% 17.1%

CB Richard Ellis | Page 12 YTD 2008 Financial Results ($ in millions) 20081 2007 % Change Revenue 3,846.8 4,197.1 (8) Cost of Services 2,197.0 2,233.1 (2) Operating, Administrative & Other 1,322.2 1,350.1 (2) Merger-Related Charges - 39.8 n/a Equity (Loss) Income from Unconsolidated Subsidiaries (25.9) 36.1 (172) Minority Interest Expense 8.2 12.4 (34) Other Loss (4.6) (37.5) (88) Gain on Disposition of Real Estate 46.6 16.1 190 EBITDA 335.5 576.4 (42) One Time Items: Integration Costs 12.5 34.3 (63) Severance 3.4 - n/a Write-down of Impaired Investments 26.6 - n/a Merger-Related Charges - 39.8 n/a Loss on Trading Securities Acquired in the Trammell - 33.7 n/a Crow Company Acquisition n/a Normalized EBITDA 378.0 684.2 (45) Normalized EBITDA Margin 9.8% 16.3% 1. Includes activ ity reported as “discontinued operations” including $1.3 million of rev enue, $0.7 million of operating expenses, $16.5 million of minority interest expense and $32.8 million of gain on disposition of real estate.

CB Richard Ellis | Page 13 Revenue Breakdown 3rd Quarter 2008 34% 18% 6% 3% 2% 2% 34% 1% Leasing Property & Facilities Management Sales Appraisal & Valuation Investment Management Development Services Commercial Mortgage Brokerage Other ($ in millions) 2008 2007 % Change 2008 2007 % Change 436.4 460.1 -5 1,267.1 1,254.4 1 436.3 336.2 30 1,269.2 968.5 31 227.8 419.8 -46 705.9 1,190.9 -41 83.7 93.6 -11 263.2 274.7 -4 40.9 99.9 -59 125.2 274.1 -54 29.0 20.1 44 85.3 51.1 67 25.3 39.2 -36 71.9 124.1 -42 21.6 23.9 -10 59.0 59.3 -1 Total 1,301.0 1,492.8 -13 3,846.8 4,197.1 -8 Three months ended September 30, Nine months ended September 30, 1 1 1. Includes rev enue from discontinued operations, which totaled $1.3 million f or the three and nine months ended September 30, 2008.

CB Richard Ellis | Page 14 GCS Strength in Q3 2008 7 account renewals 10 account expansions 11 new accounts Transaction management, lease administration and consulting client expanded mandate in Asia Pacific. Prudential: Transaction management client expanded to southeast, southwest and northwest United States. Ernst & Young: Cross Selling Examples Global Square Footage Managed (SF in billions) 1.2 1.3 1.4 1.6 1.8 2004 2005 2006 2007 Q3 2008 CAGR 1 1% 1. Represents combined data f or CBRE and TCC; does not include joint v entures and affiliates 1

CB Richard Ellis | Page 15 Development Services Balance Sheet Participation $151 million co-invested in development services at quarter end. $5 million in recourse debt to CBRE. ($ in millions) 9/30/2008 9/30/2007 Revenue1 31.8 24.3 EBITDA2 15.5 2.7 Add Back: Purchase accounting adjustments for the Trammell Crow Company acquisition 3.0 8.4 Pro-forma EBITDA2 18.5 11.1 Pro-forma EBITDA Margin 58.2% 45.7% Three Months Ended Projects In Process/Pipeline ($ in billions) 2.2 3.8 5.0 4.9 3.6 2.8 2.6 3.6 5.4 6.5 6.3 6.2 6.3 2.3 1.4 2.0 2.3 1.4 1.5 2.5 2.7 3.0 2.7 2.8 3.7 3.4 4Q98 4Q99 4Q00 4Q01 4Q02 4Q03 4Q04 4Q05 4Q06 4Q07 1Q08 2Q08 3Q08 In Process Pipeline 1. Includes rev enue f rom discontinued operations of $1.3 million f or the three months ended September 30, 2008. 2. Includes EBITDA f rom discontinued operations of $16.9 million f or the three months ended September 30, 2008.

CB Richard Ellis | Page 16 Q3 Revenue 30.3 34.1 58.2 5.8 10.6 2007 2008 YTD Revenue 86.8 102.9 100.3 18.8 81.5 0.4 2007 2008 Global Investment Management Annual Revenue 57.1 68.4 94.0 99.3 126.3 259.2 - - - 28.0 101.7 88.7 57.1 68.4 94.0 127.3 228.0 347.9 2002 2003 2004 2005 2006 2007 Assets Under Management 11.4 14.4 15.1 17.3 28.6 37.8 40.9 2002 2003 2004 2005 2006 2007 Q3 2008 ($ in billions) ($ in millions) CBRE’s co-investments totaled $104 million at the end of September 2008. CAGR 43.5% CAGR 24.9% ($ in millions) ($ in millions) 99.1 39.8 268.5 122.1 Investment Management Carried Interest Asset Management Acquisition, Disposition & Incentive Carried Interest

CB Richard Ellis | Page 17 Global Investment Management Carried interest pertains to certain real estate investment funds from which CBRE earns an additional share of the profits from the fund, once its performance meets certain financial hurdles. Dedicated fund team leaders and executives in our investment management company have been granted a right to participate in the carried interest, with participation rights vesting over time. During the nine months ended September 30, 2008, the company recognized $0.4 million of revenue (none of which occurred during the three months ended September 30, 2008) from funds liquidating, also known as carried interest revenue. For the nine months ended September 30, 2008, the company recorded a net reversal of carried interest incentive compensation expense of $7.3 million. The impact on segment EBITDA of the reversed incentive compensation expense related to carried interest revenue not yet recognized is reflected, as follows: Carried Interest As of September 30, 2008, the company maintained a cumulative remaining accrual of such compensation expense of approximately $49 million, which pertains to anticipated future carried interest revenue. ($ in millions) 2008 2007 2008 2007 EBITDA 19.3 23.2 2.5 103.2 Add Back: Write-down of investments - - 11.9 - Normalized EBITDA 19.3 23.2 14.4 103.2 Add Back: (Reversed) accrued incentive compensation expense related to carried interest revenue to be recognized (15.2) 17.5 (7.3) 34.5 Pro-forma Normalized EBITDA 4.1 40.7 7.1 137.7 Pro-forma Normalized EBITDA Margin 10% 41% 6% 51% Three Months Ended September 30, Nine Months Ended Septembe r 30,

CB Richard Ellis | Page 18 Cost Cutting Initiatives Total permanent run rate savings of $190 million realized from cost reductions • Areas: – Staff reductions / Compensation ~$100 million – Business promotion / Advertising – Travel & Entertainment ~$90 million – Office operations costs All cost savings actions implemented in 2008 Full run rate to be realized in 2009 50%+ of savings to be realized in 2008 Expect $15 million in one time expenses in 2008 - $3.4 million realized in Q3 Capital expenditures also reduced to between $45 - $50 million for 2008 - down 40% versus original expected spend Additionally, incentive compensation reduced by approximately $250 million due to weaker operating results

CB Richard Ellis | Page 19 Capitalization 1. Represents notes pay able on real estate in Development Services that are recourse to the company. Excludes non-recourse notes pay able on real estate of $607.4 million and $459.4 million at September 30, 2008 and December 31, 2007, respectively. 2. Excludes $226.1 million and $255.8 million of non-recourse warehouse f acility at September 30, 2008 and December 31, 2007, respectively, as well as $5.9 million and $42.6 million of non-recourse rev olv ing credit f acility in Dev elopment Serv ices at September 30, 2008 and December 31, 2007, respectively . ($ in millions) 9/30/2008 6/30/2008 Variance Cash 400.8 250.5 150.3 Revolving credit facility 560.7 404.7 156.0 Senior secured term loan A 827.0 827.0 - Senior secured term loan B 951.8 954.5 (2.8) Senior secured term loan A-1 298.5 299.3 (0.8) Notes payable on real estate1 4.5 2.0 2.5 Other debt2 14.5 14.7 (0.2) Total debt 2,657.0 2,502.2 154.8 Stockholders' equity 1,054.1 1,066.6 (12.5) Total capitalization 3,711.1 3,568.8 142.3 Total net debt 2,256.2 2,251.7 4.5 As of

CB Richard Ellis | Page 20 CBRE Debt Covenants & Maturity Schedule 6.20 2.91 6/30/08 5.63 3.16 9/30/08 =2.25x Interest Coverage Ratio =3.75x Leverage Ratio Hurdle Covenant $306 million 2010 $209 million 2009 $4 million 2008 Amount Due Year Debt Covenants Debt Schedule

CB Richard Ellis | Page 21 Internal Cash Flow Integration & merger related costs Development net gains impacted by purchase accounting Cap Ex D&A Net Income, as adjusted ($ millions) Q3 2008 TTM Normalized Internal Cash Flow Strong cash flow generator Low capital intensity Utilization of internal cash flow 1.Debt reduction 2.Co-investment activities 3. In-fill acquisitions 265 83 (70) 51 (23) 306 1 1. Represents capital expenditures, net of concessions

CB Richard Ellis | Page 22 Business Outlook Providing guidance remains unrealistic in this environment Outsourcing strength is expected to continue Strategy during downturn remains consistent: • Continue to aggressively reduce operating expenses as demonstrated this quarter • Capture market share aggressively through acquisition of new client mandates and key revenue producing employees from competitors • Prudently manage cash and balance sheet in case environment worsens • Remain prepared with contingency plans

CB Richard Ellis | Page 23 GAAP Reconciliation Tables

CB Richard Ellis | Page 24 Reconciliation of Net Income to Net Income, As Adjusted ($ in millions) 2008 2007 Net income 40.4 $ 114.9 $ Amortization expense related to net revenue backlog, incentive fees, and customer relationships acquired, net of tax 1.8 6.1 Integration costs related to acquisitions, net of tax 2.0 5.9 Severance, net of tax 2.0 - Write-down of impaired investment, net of tax 1.5 - Loss on trading securities acquired in the Trammell Crow Company acquisition, net of tax - 0.1 Merger-related charges, net of tax - 3.2 Adjustment to tax expense as a result of a decline in value of assets associated with the Company's Deferred Compensation Plan 8.4 - Net income, as adjusted 56.1 $ 130.2 $ Diluted income per share, as adjusted 0.27 $ 0.55 $ Weighted average shares outstanding for diluted income per share 207,706,250 237,450,864 Three Months Ended September 30,

Reconciliation of Normalized EBITDA to EBITDA to Net Income

($ in millions)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Normalized EBITDA	$ 158.8	$ 254.6	$ 378.0	$ 684.2
Adjustments:				
Integration costs related to acquisitions	3.3	9.6	12.5	34.3
Severance	3.4	-	3.4	
Write down of impaired investments	4.1	-	26.6	-
Loss on trading securities acquired in the Trammell Crow Company acquisition	-	-	-	33.7
Merger-related charges	-	5.1	-	39.8
EBITDA[1]	148.0	239.9	335.5	576.4
Add:				
Interest income[2]	4.5	7.9	14.2	20.9
Less:				
Depreciation and amortization[3]	25.5	28.3	74.3	83.2
Interest expense[4]	42.9	40.4	127.5	124.5
Provision for income taxes[5]	43.7	64.2	70.5	121.5
Net Income	$ 40.4	$ 114.9	$ 77.4	$ 268.1
Revenue	$ 1,301.0	$ 1,492.8	$ 3,846.8	$ 4,197.1
Normalized EBITDA Margin	12.2%	17.1%	9.8%	16.3%

1. Includes EBITDA related to discontinued operations of $16.9 million for the three and nine months ended September 30, 2008.
2. Includes interest income related to discontinued operations of $0.1 million for the three and nine months ended September 30, 2008.
3. Includes depreciation and amortization related to discontinued operations of $0.1 million for the three and nine months ended September 30, 2008.
4. Includes interest expense related to discontinued operations of $0.6 million for the three and nine months ended September 30, 2008.
5. Includes provision for income taxes related to discontinued operations of $6.0 million for the three and nine months ended September 30, 2008.

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 25

CB Richard Ellis | Page 26 Net Income, As Adjusted (f) (e) (d) (c) (b) (a) Reported Net Income Reconciliation of Net Income to Net Income, As Adjusted TTM Q3 2008 Results 199 12 14 2 10 265 (a) Amortization expense related to net revenue backlog, incentive fees and customer relationships acquired1 (b) Integration costs related to acquisitions1 (c) Severance1 (d) Merger-related charges1 (e) Write-down of impaired investments1 (f) Tax expense adjustment as a result of a decline in value of assets associated with the Company’s Deferred Compensation Plan 1. Net of tax 20 8 ($ in millions)